EXHIBIT 10.70

AMENDMENT No. 2

TO VETO CELL PRODUCTION AND CLINICAL TRIAL PROGRAM AGREEMENT

This Amendment No. 2 to the Veto Cell Production and Clinical Trial Program Agreement (“Amendment”) is made and entered into as of August 7, 2019 by and between Cell Source Limited (“Cell Source”) and The University of Texas M.D. Anderson Cancer Center (“MD Anderson”), a member institution of The University of Texas System (“System”).

RECITALS

A.	Cell Source and MD Anderson entered into a Veto Cell Production and Clinical Trial Program Agreement dated February 19, 2019 (the “Agreement”).

B.	Cell Source and MD Anderson wish to amend the terms of the Agreement as set forth below.

NOW, THEREFORE, it is hereby agreed as follows:

1.	Exhibit B of the Agreement shall be revised in its entirety with the attached Amended Exhibit B.

2.	Except as expressly provided in this Amendment, all other terms, conditions and provisions of the Agreement shall continue in full force and effect as provided therein.

IN WITNESS WHEREOF, Cell Source and MD Anderson have entered into this Amendment effective as of the date first set forth above.

CELL SOURCE		THE UNIVERSITY OF TEXAS M.D. ANDERSON CANCER CENTER

By	/s/ Itamar Shimrat	By	/s/ Jaime Farias
	Itamar Shimrat		Jaime Farias
	Chief Executive Officer		Title Assistant Director Sponsored Program

Date:	August 7th, 2019	Date:	8-13-19

Read & Understood:

/s/ Richard Champlin
Dr. Richard Champlin
Principal Investigator

Amended Exhibit B

PAYMENT PLAN

PAYMENT SCHEDULE
Payment Plan
Milestone/Deliverable	Payment (USD)
Initial Payment upon contract signing	$473,288.26
Validation Runs/CD Depletions	$269,778.33
Enrollment of First 4 Patients	$450,479.99
Enrollment of eight 8 Patients	$422,017.90
Enrollment of 12 patients	$422,017.90
TOTAL PROJECT COST	$2,037,582.38

Payment Terms

Payments shall be made by Electronic Funds Transfer via the Automated Clearing House (ACH), which is MD Anderson’s preferred method to receive payments, or by wire or check. With each payment, Sponsor shall provide the appropriate MD Anderson Research Contracts Tracking Number (RCTS # 13033439 and MD Anderson’s invoice number (GRNXXXXXX) if applicable. To minimize any delays in receiving and applying payments, Sponsor will provide the following information via email transmission to GC_Payments@mdanderson.org at the time payment is issued to MD Anderson:

●	the name of the bank submitting the payment,
●	RCTS number : 13033439,
●	amount of the payment,
●	MD Anderson Principal Investigator Richard Champlin MD
●	Sponsor contact name or email regarding Payments
●	Sponsor Protocol number 2018-0221

Checks should be mailed to:

The University of Texas

MD Anderson Cancer Center

Attn: Grants and Contracts RCTS # 56497

P.O. BOX 4266

Houston, Texas 77210-4266

If Sponsor issues a payment to MD Anderson that combines payments for multiple studies, Sponsor will provide a detail listing including MD Anderson Principal Investigator and the amount of payment for each study via email transmission to GC_Payments@mdanderson.org upon issuing payment to MD Anderson.